EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of eBay Inc. of our report dated January 15, 2002 relating to the financial statements, which appears in eBay Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, CA
August 2, 2002